EXHIBIT 11.1

                       Universal Insurance Holdings, Inc.

             Statement Regarding the Computation of Per Share Income

The following table reconciles the numerator (earnings) and denominator (shares) of the basic and diluted earnings per share computations for net income for the six month and three periods ended June 30, 2005 and 2004.


                                              Six Months Ended                          Six Months Ended
                                               June 30, 2005                             June 30, 2004
                                               -------------                             -------------
                                        Income                                   Income
                                       Available                                 Available
                                       to Common                  Per-Share      to Common                  Per-Share
                                      Stockholders    Shares        Amount      Stockholders      Shares    Amount
                                     -------------    ------      ---------     ------------      ------    ---------
Net income                              $1,018,872                               $166,681
 Less: Preferred stock dividends          (24,975)                               (24,978)
Income available to common              ----------                               --------
   stockholders                           $993,897    32,808,000       $0.03     $141,703      30,214,000    $0.01
                                                                       =====                                 =====

Effect of dilutive securities:

   Stock options and warrants                  ---        80,000         ---          ---         147,000      ---
   Preferred stock                          24,975       568,000         ---       24,978         568,000      ---
                                            ------       -------      ------     --------         -------   ------
Income available to common
 stockholders and assumed
    conversion                          $1,018,872    33,456,000       $0.03     $166,681      30,929,000    $0.01
                                        ==========    ==========       =====     ========      ==========    =====

Options and warrants totaling 11,148,000 and 10,280,000 were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive for the six months ended June 30, 2005 and 2004, respectively.


                                             Three Months Ended                        Three Months Ended
                                               June 30, 2005                             June 30, 2004
                                               -------------                             -------------
                                        Income                                    Income
                                       Available                                 Available
                                       to Common                  Per-Share      to Common                  Per-Share
                                      Stockholders    Shares        Amount      Stockholders      Shares    Amount
                                     -------------    ------      ---------     ------------      ------    ---------
Net income                                 $17,855                               $138,016
 Less: Preferred stock dividends           (12,488)                               (12,489)
Income available to common
   stockholders                             $5,367    32,720,000       $0.00     $125,527      31,129,000    $0.00
                                                                       =====                                 =====

Effect of dilutive securities:

   Stock options and warrants                  ---       118,000         ---          ---         193,000      ---
   Preferred stock                          12,488       568,000         ---       12,489         568,000      ---
                                            ------       -------      ------     --------         -------   ------
Income available to common
 stockholders and assumed
    conversion                             $17,855    33,406,000       $0.00     $138,016      31,890,000    $0.00
                                           =======    ==========       =====     ========      ==========    =====

Options and warrants totaling  11,111,000 and 10,233,000 were excluded from the calculation of diluted earnings per share as their effect was anti-dilutive for the three months ended June 30, 2005 and 2004, respectively.